AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (“Amendment”) is made and entered into this 9th day of July, 2015 (“the Effective Date”), by and between Cheviot Savings Bank, an Ohio-chartered stock savings and loan association (“the Bank”), and Mark Reitzes (“the Executive”).  This Amendment amends the Employment Agreement (“Agreement”) entered into on April 23, 2015 between the Executive and the Bank.  Any reference to the “Company” shall mean Cheviot Financial Corp., the holding company of the Bank.  The Company is a signatory to this Amendment for the purpose of guaranteeing the Bank’s performance hereunder.

AMENDMENT

The following section of the Agreement is hereby amended as follows:

PREVIOUS LANGUAGE:

10.2           Benefits Upon Termination Following a Change in Control.  If within eighteen (18) months following the occurrence of a Change in Control this Agreement is (i) terminated by the Bank without cause pursuant to subsection 9.2 of this Agreement, or (ii) terminated by the Executive for Good Reason, as that term is defined in subsection 10.1 of this Agreement, then the Bank shall pay Employee a cash severance amount equal to two (2) times the Executive's Base Salary then in effect as of the date of such termination.  Said payment will be made to the Executive in a lump sum cash payment within thirty (30) days of the date of such termination, and shall be reduced by any withholdings required by law or other withholdings authorized by Employee.  In addition, any stock options to which the Executive is entitled as of such termination shall be accelerated according to the terms of the applicable stock benefit plan.  Executive specifically acknowledges and agrees that he will not be entitled to any payments under this subsection 10.2 if this Agreement is terminated for any reason other than those reasons specified in this subsection 10.2.

AMENDED LANGUAGE:

10.2           Benefits Upon Termination Following a Change in Control.  If within eighteen (18) months following the occurrence of a Change in Control this Agreement is (i) terminated by the Bank without cause pursuant to subsection 9.2 of this Agreement, or (ii) terminated by the Executive for Good Reason, as that term is defined in subsection 10.1 of this Agreement, then the Bank shall pay Employee a cash severance amount equal to two (2) times the Executive's Base Salary then in effect as of the date of such termination.  Said payment will be made to the Executive in a lump sum cash payment within thirty (30) days of the date of such termination, and shall be reduced by any withholdings required by law or other withholdings authorized by Employee.  In addition, any stock options to which the Executive is entitled as of such termination shall be accelerated according to the terms of the applicable stock benefit plan.  In addition, for a period of two (2) years commencing on the date of such termination, the Bank shall continue to provide group health, dental and vision insurance benefits to Executive and his dependents at the same level of coverage as the coverage maintained by the Bank for the Executive and his dependents prior to such termination, except to the extent such coverage may be changed in its application to all employees of the Bank.  Executive specifically acknowledges and agrees that he will not be entitled to any payments or benefits under this subsection 10.2 if this Agreement is terminated for any reason other than those reasons specified in this subsection 10.2.

SUMMARY

Only section 10.2 of the Agreement has been amended.  All other sections and provisions of the Agreement that have not been specifically cited in this Amendment remain in full force and effect and are unchanged.  This Amendment shall be affixed to the Agreement and become a part thereof.  In the event any provision in this Amendment conflicts with the Agreement, this Amendment shall be the controlling document. The parties intend for this Amendment to be effective as of the Effective Date.

IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement on the day and year first written above.

CHEVIOT SAVINGS BANK

By: /s/ Steven Hausfeld
       Chairman of the Compensation Committee

CHEVIOT FINANCIAL CORP.

By: /s/ Steven Hausfeld
       Chairman of the Compensation Committee

EXECUTIVE

By: /s/ Mark Reitzes
       Mark Reitzes